EXHIBIT 10

ECAT

SABA CAPITAL MASTER FUND, LTD.

c/o Saba Capital Management, L.P.

405 Lexington Avenue, 58th Floor

New York, New York 10174

February 24, 2025

Via Electronic Mail and Courier

Ms. Janey Ahn, Secretary

c/o BlackRock, Inc.

50 Hudson Yards

New York, NY 10001

Re: Shareholder Notice of Intent to Nominate Persons for Election as Trustees at the 2025 Annual Meeting of Shareholders of BlackRock ESG Capital Allocation Term Trust.

Dear Ms. Ahn,

SABA CAPITAL MASTER FUND, LTD., a Cayman Islands exempted company (the "Record Holder"), hereby submits this notice (together with each annex attached hereto, this "Notice") to BlackRock ESG Capital Allocation Term Trust, a Maryland Statutory Trust (the "Fund"), on the date hereof in accordance with the Bylaws of the Fund, effective as of May 12, 2021, which were filed as Exhibit 99(B) to the Form N-2 filed by the Fund with the Securities and Exchange Commission (the "SEC") on May 28, 2021 (the "Bylaws").

The purpose of this Notice, as more fully set forth herein, is to provide notice to the Fund of the Record Holder's intent, on its own behalf and on behalf of Saba Capital Management, L.P., a Delaware limited partnership ("Saba Capital"), (i) to nominate the three persons named in Annex A for election as Class III trustees (each a "Class III Nominee" and together, the "Class III Nominees") to the Board of Trustees of the Fund (the "Board") at the 2025 annual meeting of shareholders of the Fund (including any adjournment, postponement, rescheduling, or continuations thereof or any special meeting held in lieu thereof, the "Annual Meeting") to serve until the Fund's 2028 annual shareholder meeting and until a successor shall have been duly elected and qualified, (ii) to nominate the two persons named in Annex B (the "Class II Holdover Nominees") to serve as successors to two of the trustees who are currently serving as holdover trustees in Class II of the Board since none of the nominees at the Fund's 2024 annual shareholder meeting received the affirmative vote of a majority of the Shares outstanding and entitled to vote on such proposal at such meeting (including any replacements that may be made, the "Class II Incumbent Trustees"), to serve until the 2027 annual shareholder meeting, and (iii) to nominate the three persons named in Annex C (the "Class I Holdover Nominees," together with the Class II Holdover Nominees, the "Holdover Nominees" and the Holdover Nominees together with the Class III Nominees, the "Nominees") to serve as successors to three of the trustees who are currently serving as holdover trustees in Class I of the Board due to the Fund not having held an annual shareholder meeting in 2023 (including any replacements that may be made, the "Class I Incumbent Trustees" and together with the Class II Incumbent Trustees, the "Incumbent Trustees"), to serve until the 2026 annual shareholder meeting.

The Record Holder is nominating the Nominees because it believes that the Nominees will bring fresh and objective perspectives to the Board. The Record Holder is proposing the election of and nominating the Holdover Nominees to serve as successors to the majority of the Incumbent Trustees pursuant to applicable law because the Incumbent Trustees continue to serve as holdover trustees despite not being elected by shareholders to continue serving in such capacity.

Certain information relating to each Nominee, including certain of the information required by Section 7 of Article I of the Bylaws, is set forth in Annex A, Annex B, Annex C and Annex E hereto. Attached hereto as Annex D are consents signed by each Nominee, evidencing a willingness to being nominated as a nominee, to being named in a proxy statement put forth by the Record Holder and its affiliates as a nominee, and to serve as a trustee of the Fund, if elected or appointed.

The Record Holder is the record holder of 1,030 shares of common stock, par value $0.001 per share, of the Fund (the "Common Shares"). Including the 1,030 Common Shares held in record name, the Record Holder, Saba Capital, and Boaz R. Weinstein, a citizen of the United States, who serves as the Managing Member of the general partner of Saba Capital ("Mr. Weinstein," together with the Record Holder, Saba Capital, and the Nominees, the "Participants"), and any "Shareholder Associated Persons" (as such term is defined in the Bylaws) or "Proposed Nominee Associated Persons" (as such term is defined in the Bylaws) may be deemed to collectively "beneficially own" (as used in this Notice, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an aggregate of 28,552,727 Common Shares, as more fully described in Annex E. The Record Holder believes that, except for the 1,030 Common Shares held by the Record Holder in its name, all of the Common Shares beneficially owned by the Participants, and any Shareholder Associated Persons or Proposed Nominee Associated Persons, as applicable, are registered on the stock transfer books of the Fund in the name of Cede & Co., the nominee holder of The Depository Trust Company. Share ownership is provided in this Notice as of the close of business on February 24, 2025. To the knowledge of the Record Holder, there is no Person, as such term is defined in the Bylaws, that would be deemed a Proposed Nominee Associated Person.

The Record Holder believes that its business address, as it appears on the Fund's books and the business address of each of Mr. Weinstein, Saba Management (as defined below), Saba Capital, the Saba Entities (as defined below), and any persons who may be deemed to be Shareholder Associated Persons, is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174.  The Record Holder believes that the business address of Cede & Co., as it appears on the Fund's books, is c/o The Depository Trust Company, 140 58th Street, Brooklyn, NY 11220.

The Record Holder intends to solicit proxies in support of the approval of the election of the Nominees in accordance with applicable law and intends to comply with all applicable requirements of the Exchange Act. The Record Holder expects that the "participants" (as defined under Rule 14a-101 under the Exchange Act) in the solicitation will be the Participants. The Record Holder represents that it (i) is entitled to vote at the Annual Meeting, (ii) is a holder of record of the Common Shares as of the date hereof entitled to vote at the Annual Meeting on the approval of the election of trustees generally, (iii) intends to, together with the other Participants, deliver a proxy statement and form of proxy to holders of at least the percentage of the Fund's voting shares required to elect the Nominees, (iv) intends to solicit proxies from shareholders in support of the approval of the nomination of the Nominees, and (v) intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees.

As of the date hereof, to the knowledge of the Record Holder, based on publicly available information, including that contained in the Fund's proxy statement on Schedule 14A filed by the Fund with the SEC in connection with the 2024 annual meeting of the shareholders of the Fund (the "Fund's Proxy Statement"), the current Board consists of ten trustees, divided into three classes, with three Class III trustees, three Class II Incumbent Trustees and four Class I Incumbent Trustees, to be elected at the Annual Meeting by holders of the Common Shares - in the case of the Class III Nominees, for a three-year term expiring at the 2028 annual meeting of shareholders; in the case of the Class II Nominees, for a two-year term expiring at the 2027 annual meeting of shareholders; and in the case of the Class I Nominees, for a one-year term expiring at the 2026 annual meeting of shareholders. In the event that the Board increases the size of the Board so that more than three Class III trustees or more than three Class II Incumbent Trustees or more than four Class I Incumbent Trustees are to be elected at the Annual Meeting by the Common Shares, the Record Holder reserves the right to nominate additional persons to be elected (each, an "Additional Nominee"). Additionally, if, due to death, disability, or otherwise any of the Nominees or any Additional Nominee is unable to stand for election at the Annual Meeting or for good cause will not serve, the Record Holder reserves the right to nominate one or more alternate nominees, as applicable, in place of such Nominee(s) or Additional Nominee(s) (each, an "Alternate Nominee," and together with the Additional Nominee(s), the "Vacancy Nominees"). In either event, the Record Holder will give prompt notice to the Fund of its intent to nominate any Vacancy Nominees at the Annual Meeting and will supplement this Notice to disclose any additional information regarding any such Vacancy Nominee as required by the Bylaws. In the event that the Record Holder nominates (or seeks to nominate) one or more Vacancy Nominees for election to the Board at the Annual Meeting, such nomination(s) (or intended nominations) are without prejudice to the Record Holder's belief that any attempt to increase the size of the Board to elect more than three Class III trustees or more than three Class II Incumbent Trustees or more than four Class I Incumbent Trustees at the Annual Meeting following the date hereof constitutes an unlawful manipulation of the Fund's corporate machinery, including an improper attempt to impede the shareholder franchise. Except where the context otherwise requires, the term "Nominee" as used in this Notice shall be deemed to include one or more Vacancy Nominees, as applicable. Notwithstanding the foregoing, the Record Holder reserves the right to withdraw the nomination of one or more Nominees at any time and will give prompt notice to the Fund of such withdrawal.

Each of the Participants, and any Shareholder Associated Persons or Proposed Nominee Associated Persons, as applicable, has an interest in the election of trustees at the Annual Meeting through the ownership of Common Shares as described in Annex E or as a Nominee. The Record Holder anticipates that the election of the Nominees will benefit the decision-making capacities of the Board as a whole, which may in turn benefit the Record Holder and any Shareholder Associated Persons by way of their ownership of Common Shares (as disclosed herein). Except as disclosed in this Notice, no Participant or Shareholder Associated Person has any substantial or material interest, direct or indirect, by security holdings or otherwise, in the matters to be brought before the Annual Meeting pursuant to this Notice. All transactions effected by the Participants or any persons or entities deemed to be a Shareholder Associated Person or Proposed Nominee Associated Person in the Common Shares and other securities of the Fund within the past two years are disclosed in Annex F. Except as disclosed in this Notice, no Participants or any persons or entities deemed to be a Shareholder Associated Person or Proposed Nominee Associated Person effected any transaction in the Common Shares or any other securities of the Fund within the past two years.

While Saba Capital has not engaged in any hedging transactions with respect to the Shares, certain funds and accounts managed by Saba Capital may have, from time to time, engaged in certain hedging transactions to manage thematic risks at Saba Capital's portfolio level. Outside of this, and for the avoidance of doubt, to the knowledge of the Record Holder, none of the Participants, any person who may be deemed to be a Shareholder Associated Person or Proposed Nominee Associated Person, or any of the funds and accounts managed by Saba Capital, have been party to any derivative instrument, swap, option, warrant, short interest, hedge, or profit interest, or any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of Shares) the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for such entity or person, or to increase or decrease the voting power or pecuniary or economic interest of such entity or person with respect to the "Shares" (as such term is defined in the Bylaws).

If elected, each of the Nominees would be considered an independent trustee of the Fund under (i) the NYSE MKT's Listing Standards and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. Each of the Nominees has entered into a nominee agreement (the "Nominee Agreements") pursuant to which Saba Capital has agreed to defend and indemnify the Nominees against, and with respect to, any losses that may be incurred by such Nominee in the event a Nominee becomes a party to litigation based on the Nominee's nomination as a candidate for election to the Board or the solicitation of proxies in support of the Nominee's election. If elected or appointed, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund's practices for services of non-employee trustees. The foregoing summary of the Nominee Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nominee Agreement, a copy of the form of which is attached as Annex G and is incorporated by reference herein. Other than as described in this Notice, there are no arrangements or understandings between any Participant or any Shareholder Associated Person, and any Nominee or any other person or persons pursuant to which the nominations are being made by the Record Holder.

The Record Holder hereby states with respect to each Participant, Shareholder Associated Person, Nominee, or Proposed Nominee Associated Person, as applicable, that, to the knowledge of the Record Holder, other than as described in this Notice, including the Annexes hereto:

(i) each Nominee is not and will not be an "interested person" of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") because none of the relationships set forth therein which may cause such Nominee to be an interested person of the Fund exists;1

(ii) no Nominee or any Proposed Nominee Associated Person has purchased or sold any securities of the Fund ("Fund Securities") or the Fund's investment adviser, nor from either entity's "Parents" or "Subsidiaries" (as defined in Item 22 of Schedule 14A ("Item 22") under the Exchange Act ("Schedule 14A")), as applicable, since the beginning of the Fund's most recently completed fiscal year;

(iii) no Nominee or Proposed Nominee Associated Person has any "family relationship" for the purposes of Item 22 whereby a family member is an "Officer" (as defined in Item 22), trustee (or person nominated to become an Officer or trustee), employee, partner, or copartner of the Fund, the Fund's investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing;

(iv) no Nominee or Proposed Nominee Associated Person is, nor was within the past year, a party to any contract, arrangement or understanding pursuant to which he was or is to be selected as a Nominee;

(v) there are no agreements, arrangements, or understandings (whether written or oral) between any Participant or any Shareholder Associated Person, and any Nominee or any other person or persons pursuant to which the nominations are being made by the Record Holder;

1 None of the Nominees is (a) an "affiliated person" (as such term is used under the 1940 Act) of the Fund, (b); a member of the immediate family of any natural person who is an affiliated person of the Fund; (c) an interested person of any investment adviser of or principal underwriter of the Fund; (d) a person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (e) a person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of this Notice, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for or has loaned money or other property to (1) the Fund, (2) any other investment company having the same investment adviser as the Fund or holding itself out to investors as a related company for purposes of investment or investor services or (3) any account over which the Fund's investment adviser has brokerage placement discretion; and (f) a natural person whom the Securities and Exchange Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of the Fund or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company.

(vi) during the last five years, no Nominee or Proposed Nominee Associated Person (and no "Immediate Family Member" (as used in this Notice, as defined in Item 22) of any Nominee or Proposed Nominee Associated Person) has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or "Sponsoring Insurance Company" (as used in this Notice, as defined in Item 22) as the Fund or having an investment adviser, principal underwriter, or "Sponsoring Insurance Company" that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; or (d) any other board of trustees; nor has any Nominee or any Proposed Nominee Associated Person overseen any "Portfolios" in any applicable "Fund Complex" (as defined in Item 22);

(vii) during the past five years, none of the Nominees nor any Proposed Nominee Associated Persons held any directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the 1940 Act;

(viii) within the last five years, no Participant, no Proposed Nominee Associated Person nor any "associate" (which term, for purposes of this Notice, shall have the meaning ascribed thereto in Rule 14a-1 of Regulation 14A of the Exchange Act) thereof has been, and no Participant, no Proposed Nominee Associated Person nor any associate thereof is, a party to any arrangement or understanding with any person with respect to (a) any future employment by the Fund or its affiliates or (b) any future transactions to which the Fund or any of its affiliates will or may be a party;

(ix) no Participant or Proposed Nominee Associated Person is or has been party to any transaction since the Fund's last fiscal year, nor are there currently any proposed transactions, in each case, involving any Participant, Proposed Nominee Associated Person or any of his, her or its associates, in which the Fund was or is to be a participant and in which such Participant, Proposed Nominee Associated Person, any of his, her or its associates, or any of their respective Immediate Family Members or any persons sharing their respective households, have or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S-K");

(x) there are no material pending legal proceedings to which any Nominee, Proposed Nominee Associated Person or any of his, her or its associates is a party adverse to the Fund or, to the best of the Record Holder's knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee or Proposed Nominee Associated Person has a material interest in such proceedings that is adverse to the Fund or, to the best of the Record Holder's knowledge after reasonable investigation, any affiliated person of the Fund;

no Nominee, Proposed Nominee Associated Person or any of his, her or its associate or Immediate Family Member thereof, is a record owner or direct or indirect beneficial owner of: (a) any Fund Securities, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or in any registered investment companies overseen or to be overseen by the Nominee or Proposed Nominee Associated Person within the same "Family of Investment Companies" (as defined in Item 22) as the Fund; (b) any person directly or indirectly controlling, controlled by, or under common control with any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund;

(xi) during the past ten years, no Participant or Proposed Nominee Associated Person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

(xii) no Participant or Proposed Nominee Associated Person has purchased or sold any Fund Securities in the last two years;

(xiii) none of the Participants nor any Proposed Nominee Associated Persons is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

(xiv) within the last five years, no Nominee or Proposed Nominee Associated Person (and no Immediate Family Member of a Nominee or Proposed Nominee Associated Person, as applicable) has had any direct or indirect interest, the value of which exceeds $120,000, in an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund;

(xv) since the beginning of the last two completed fiscal years of the Fund, no Nominee or Proposed Nominee Associated Person (and no Immediate Family Member of a Nominee or Proposed Nominee Associated Person, as applicable) has had a direct or indirect material interest in any transaction, series of transactions or proposed transactions (including all forms of indebtedness, other than routine, retail transactions), or direct or indirect relationship,2 the value of which exceeds $120,000, in which any of the following was or is a party: (a) the Fund; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an Officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the Investment Company Act of 1940, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (e) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any Officer or any person directly or indirectly controlling, controlled by, or under common control with any an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund;

2 Including: (a) payments for property or services to or from any person specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22; (b) provision of legal services to any person specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22; (c) provision of investment banking services to any person specified in paragraphs (b)(8)(i) through (b)(8)(viii) of this Item, other than as a participating underwriter in a syndicate; and (d) any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in paragraphs (b)(9)(i) through (b)(9)(iii) of Item 22.

(xvi) since the beginning of the last two completed fiscal years, no Nominee or Proposed Nominee Associated Person (and no Immediate Family Member of a Nominee or Proposed Nominee Associated Person, as applicable) has served on the board of trustees or directors of a company or Fund where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of trustees;

(xvii) no Participant or Proposed Nominee Associated Person has withheld information that is required to be disclosed under the following Items under Regulation S-K: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings;

(xviii) no derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction with respect to Shares has been entered into by or on behalf of any Participant, Shareholder Associated Person or Proposed Nominee Associated Person;

(xix) there is no transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) that has been made by or on behalf of any Participant, Shareholder Associated Person or Proposed Nominee Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such Participant, Shareholder Associated Person or Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Participant, Shareholder Associated Person or Proposed Nominee Associated Person, with respect to Shares;

(xx) no Participant, Proposed Nominee Associated Person or Shareholder Associated Person has any material interest in the nominations, including any anticipated benefit therefrom to such Participant or any Shareholder Associated Person;

(xxi) none of the Nominees is younger than twenty-one years of age or older than eighty years of age,3 or under any legal disability;

(xxii) none of the Nominees serves as a director of more than five companies having securities registered under the Exchange Act (investment companies having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(xxiii) none of the Nominees is an employee, officer, partner, member, director or 5% or greater shareholder in any investment adviser (other than the Fund's investment adviser or any investment adviser affiliated with the Fund's investment adviser), collective investment vehicle primarily engaged in the business of investing in "investment securities" (as defined in the 1940 Act) (an "investment company" as used in this subsection) or entity controlling or controlled by any investment adviser (other than the Fund's investment adviser or any investment adviser affiliated with the Fund's investment adviser) or investment company;

(xxiv) none of the Nominees have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

(xxv) none of the Nominees is or have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual's activities with respect to any investment-related business (collectively, "Prohibited Conduct"), nor is any of the Nominees the subject of any investigation or proceeding that could reasonably be expected to result in such Nominee failing to satisfy the requirements of this paragraph, nor any of the Nominees is or have been engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940;

3 The Fund has not publicly disclosed the mandatory retirement age of the trustees, if any, determined by the Board or any committee of the trustees pursuant to Section 1(a)(i) of Article II of the Bylaws. The Record Holder demands that the Fund promptly disclose such mandatory retirement age to the Record Holder or confirm none upon receipt of this Notice.

(xxvi) none of the Nominees is or have been the subject any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter;

(xxvii) none of the Nominees is or have been the subject of any of the ineligibility provisions contained in Section 9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) being ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company;

(xxviii) none of the Nominees, directly or indirectly, is a 5% Holder (as such term is defined in the Bylaws), controls or acts in concert with a 5% Holder, nor is an immediate family member of a 5% Holder or of a person who controls or acts in concert with a 5% Holder;

(xxix) none of the Nominees nor any immediate family member of a Nominee is employed or was employed within the last year by any 5% Holder or any 12(d) Holder (as such term is defined in the Bylaws) or any person who controls, is controlled by, under common control with or acts in concert with a 5% Holder or 12(d) Holder;

(xxx) none of the Nominees nor any immediate family member of a Nominee, during the year of the election or nomination of such Nominee and during the immediately preceding calendar year, has accepted directly or indirectly any consulting, advisory, or other compensatory fee from a 5% Holder or 12(d) Holder or from any person in a control relationship with or who controls, is controlled by, is under common control with or acts in concert with any 5% Holder or any 12(d) Holder;

(xxxi) none of the Nominees nor any immediate family member of a Nominee is an officer, director, general partner or managing member (or person performing similar functions) of any 5% Holder or any 12(d) Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder or 12(d) Holder;

(xxxii) none of the Nominees nor any immediate family member of a Nominee controls or acts in concert with any 12(d) Holder or any person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder.

The Record Holder understands that certain information regarding the Annual Meeting (including, but not limited to, the record date, voting shares outstanding and the date, time and place of the Annual Meeting) and the Fund (including, but not limited to, its various committees and proposal deadlines and the beneficial ownership of the Fund's securities) will be set forth in the Fund's Proxy Statement on Schedule 14A to be filed with the SEC in connection with the Annual Meeting, and is or will be set forth in certain other SEC filings made or to be made by the Fund and third parties under Sections 13 and 16 of the Exchange Act. To the extent the Fund believes any such information is required to be set forth herein, the Record Holder hereby refers the Fund to such filings. The Record Holder accepts no responsibility for any information set forth in any such filings not made by the Record Holder.

It is anticipated that the Participants and certain regular employees of certain of the Participants will also participate in the solicitation of proxies in support of the approval of the election of the Nominees (the "Proxy Solicitation"). Such employees will receive no additional consideration if they assist in the Proxy Solicitation. It is anticipated that proxies will be solicited by mail, courier services, Internet advertising, e-mail, telephone, facsimile or in person. The Participants may retain the services of a professional services firm for consulting and analytic services and solicitation services in connection with the Proxy Solicitation. The terms of such engagement, the anticipated costs involved in the solicitation and number of employees or other agents to be employed will be finalized only when such firm is selected and engaged. It is anticipated that the costs related to the Proxy Solicitation, including expected expenditures for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, transportation and related expenses, will be borne by Saba Capital. The anticipated costs associated with the Proxy Solicitation are not presently known. To date, Saba Capital has not incurred any expenses in furtherance of, or in connection with, the Proxy Solicitation, except for those related to the preparation of this Notice (the total amount of expenses incurred in connection with the preparation of this Notice is, however, not presently known). If the Nominees are elected, Saba Capital may seek reimbursement for such expenses from the Fund without submitting the matter to a vote of the Fund's shareholders.

The Record Holder notes, as the Fund is aware, that on October 9, 2024, the Record Holder submitted to the Fund a shareholder proposal under Rule 14a-8, for presentation at the Fund's Annual Meeting, to terminate the management agreement between the Fund and BlackRock Advisors, LLC (such proposal, the "14a-8 Proposal"). The Record Holder refers the Fund to its own records, including the 14a-8 Proposal, for additional information concerning the 14a-8 Proposal.

As the Fund is aware, on February 15, 2024, the Record Holder submitted to the Fund notice of its intent to nominate director nominees and submit business proposals at the Fund's 2024 annual meeting of shareholders (the "2024 Contest"). For further information relating to the 2024 Contest, Saba refers the Fund to its internal records as well as the public filings made by Saba Capital and the Fund with the SEC in connection therewith.

As the Fund is aware, on March 22, 2023, the Record Holder submitted to the Fund notice of its intent to nominate director nominees and submit business proposals at the Fund's 2023 annual meeting of shareholders (the "2023 Contest"). For further information relating to the 2023 Contest, Saba refers the Fund to its internal records as well as the public filings made by Saba Capital and the Fund with the SEC in connection therewith.

The Record Holder further notes that, as the Fund is aware, on June 29, 2023, the Record Holder and Saba Capital filed a complaint (the "Complaint") in the United States District Court's Southern District of New York (the "District Court") against the Fund and its trustees seeking to, among other things, invalidate as unlawful under the Investment Company Act of 1940, provisions in the Fund's governing documents purporting to strips certain voting rights with respect to >10% shareholders. On December 5, the District Court, via summary judgement, declared such provisions, and the actions taken by the Board (including those trustees who will be up for election at the Annual Meeting) to adopt them, to be in violation of applicable law, including the Investment Company Act, and ordered their rescission. The Fund appealed the District Court's ruling in the United States Court of Appeals for the Second Circuit (the "Appellate Court"). On June 26, 2024, the Appellate Court issued a ruling by summary order upholding the District Court's ruling. The Record Holder refers the Fund to the filed Complaint and all subsequent court filings that have been made, and that may continue to be made, in connection with such complaint.

The Annexes are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes, shall be deemed disclosed for all purposes of this Notice. All capitalized terms appearing in one of the Annexes that are not defined in such Annex shall have the meanings ascribed to them in the body of this Notice or in another of the Annexes, as applicable.

The information set forth in this Notice and any additional information delivered to the Fund after the date of this Notice, if any, should be used solely for the confidential review by the Fund of the nomination of the Nominees and should not be publicly disclosed except to the extent previously publicly disclosed by Saba (defined below) or required to be included in the proxy solicitation materials filed by Saba. The Participants hereby reserve all rights they have under law or equity with respect to any action taken in contravention of the immediately preceding sentence.

With respect to the purported requirement in the Bylaws that information set forth in this Notice be updated, if necessary, not later than five business days after the record date for the 2025 Annual Meeting (the "Record Date"), Saba believes such update requirement to be unenforceable unless the Fund provides written notice of the Record Date to the Record Holder not later than the date set as the Record Date. Notwithstanding the foregoing, if this Notice remains true and correct as of the Record Date, the Record Holder shall be deemed to have satisfied the purported update requirement pursuant to the Bylaws without the need to take any further action.

The Record Holder notes that the provision of this Notice is not a waiver of any of the Record Holder's rights and powers as a shareholder of the Fund or an admission that the information requested by the Bylaws is reasonable or necessary for the purpose of providing adequate disclosure concerning the Record Holder, Saba Capital, Mr. Weinstein, any other Participants, the Nominees or any Shareholder Associated Person or Proposed Nominee Associated Person, if and as applicable, or determining the Nominees' qualifications or eligibility to serve as trustees of the Fund. However, the Record Holder, solely to be fully responsive to the information requested by the Bylaws, has provided information that it does not believe is reasonable or necessary for the foregoing purpose. Please be advised that neither the delivery of this Notice nor the delivery of additional information, if any, provided by or on behalf of the Participants or any of their respective affiliates to the Fund from and after the date hereof shall be deemed to constitute (i) an admission by the Participants or any of their respective affiliates that this Notice is in any way defective, insufficient or otherwise incomplete, or that any supplement is required, (ii) an admission as to the legality, appropriateness or enforceability of any particular provision of the Agreement and Declaration of Trust of the Fund (as amended, the "Charter"), the Bylaws or any other document or matter, (iii) a waiver by the Participants or any of their respective affiliates of the right to, in any way, contest or challenge the enforceability of any provision of the Charter, the Bylaws, or any other document or matter, or (iv) consent by the Record Holder, any other Participant or any affiliate of any of the foregoing to publicly disclose any information contained herein with respect to such persons.

Any and all communications or correspondence that the Fund wishes to have with any of the Nominees should be e-mailed to Eleazer Klein, Esq. and Abraham Schwartz, Esq. of Schulte, Roth and Zabel LLP at Eleazer.Klein@srz.com and Abraham.Schwartz@srz.com, respectively, with a copy to Michael D'Angelo, Esq. of Saba Capital Management, L.P. at Michael.DAngelo@sabacapital.com.

The Record Holder believes that this Notice is sufficient to provide adequate notice and information to the Fund regarding the intended nomination of the Nominees and complies with all valid notification and other requirements applicable to the Fund, if any. If, however, you believe that this Notice for any reason does not comply with such requirements or is otherwise incomplete, insufficient or defective in any respect, the Record Holder requests that you so notify it as promptly as practicable by contacting Eleazer Klein and Abraham Schwartz of Schulte, Roth and Zabel LLP by e-mail at Eleazer.Klein@srz.com and Abraham.Schwartz@srz.com, respectively, with a copy to Michael D'Angelo, Esq. of Saba Capital Management, L.P. by e-mail at Michael.DAngelo@sabacapital.com, setting forth the facts that the Fund contends support its position and specifying any information believed to be omitted from, or incorrect in, this Notice. Absent such prompt notice, the Record Holder will assume that the Fund agrees that this Notice complies in all respects with the requirements of the Bylaws. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees nominated by the Record Holder at the Annual Meeting, or if any individual Nominee is unable to serve as a trustee of the Fund for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any Vacancy Nominees selected by the Record Holder. The Record Holder intends to solicit proxies in support of the Nominees' election in accordance with applicable law and intends to comply with applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder.

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Very truly yours,

Saba Capital Master Fund, Ltd.

By:	Saba Capital Management, L.P. as investment manager
Name: Michael D'Angelo Title: Chief Operating Officer and General Counsel

ANNEX A

Information about the Class III Nominees

Name:	Ilya Gurevich
Age:	53
Business Address:	9170 Gladiolus Preserve Circle, Fort Myers, FL 33908
Residence Address:	9170 Gladiolus Preserve Circle, Fort Myers, FL 33908
Principal Occupation:	See below

Ilya Gurevich has served as President of G&G Retirement Planning since 2023 and Principal and Retirement Planner of Northeast Retirement Planning, a retirement planning firm, since 2012. Previously, Mr. Gurevich served as Principal and Trader at Dreadnought Trading, an equity derivatives trading firm, from 2007 until 2012. From 1996 to 2007, Mr. Gurevich served as an equity derivatives trader at various companies.

In 2024, Mr. Gurevich was nominated by Saba for election to the board of trustees of BlackRock California Municipal Income Trust, BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust, BlackRock MuniYield Pennsylvania Quality Fund, BlackRock Health Sciences Term Trust and BlackRock New York Municipal Income Trust, in connection with the respective 2024 annual shareholder meetings of such funds.

In 2023, Mr. Gurevich was nominated by Saba for election to the board of trustees of BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust and BlackRock California Municipal Income Trust, in connection with the respective 2023 annual shareholder meetings of such funds.

Mr. Gurevich became a Chess Grandmaster in 1993. In 1990, as an 18 year-old, he won the World Junior Chess Championship.

Mr. Gurevich earned a B.S. in Finance from New York University.

Mr. Gurevich's qualifications to serve as a trustee include his extensive experience in the investment and finance industries.

Name:	Shavar Jeffries
Age:	50
Business Address:	1501 Broadway Avenue, Suite 1000, New York, NY 10036
Residence Address:	60 Undercliff Terrace South, West Orange, New Jersey 07052
Principal Occupation:	See below

Shavar Jeffries has served as CEO of the KIPP Foundation since 2023, a culmination of his many years as a champion for KIPP schools and educational opportunity more broadly. From 2015 to 2023, Mr. Jeffries served as the President of Education Reform Now, where he led the organization in passing well over 100 policies at the federal and state level that expanded educational opportunities for low-income students of color. Mr. Jeffries also served as a Partner of Lowenstein Sandler LLP from 2014 to 2023. Prior to Lowenstein Sandler, Mr. Jeffries taught as an Associate Professor of Law at Seton Hall Law School Center for Social Justice from 2010 to 2014 and from 2004 to 2008. In between stints at Seton Hall, Mr. Jeffries served as Counsel to the Attorney General in the Office of the New Jersey Attorney General from 2008 to 2010. From 2001 to 2004, Mr. Jeffries served as a Gibbons Fellow in Public Interest Law. Prior to his time as a Gibbons Fellow, Mr. Jeffries served as an Associate at Wilmer Cutler Pickering Hale and Dorr LLP from 2000 to 2001. Prior to Wilmer, Mr. Jeffries served as Law Clerk to Judge Nathaniel R. Jones of the United States Court of Appeals for the Sixth Circuit from 1999 to 2000.

In 2024, Mr. Jeffries was nominated by Saba for election to the board of trustees of BlackRock California Municipal Income Trust, BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust, BlackRock MuniYield Pennsylvania Quality Fund, BlackRock Health Sciences Term Trust, BlackRock Capital Allocation Term Trust and BlackRock MuniHoldings New York Quality Funds, Inc., in connection with the respective 2024 annual shareholder meetings of such funds.

Mr. Jeffries served as a member of the boards of directors for MENTOR National since 2019, and prior board service on diverse organizations including Pzena Investment Management, KIPP Foundation, New Classrooms, and Duke University.

Mr. Jeffries graduated from Duke University with a B.A. in History and English in 1996 and Columbia Law School with a J.D. in 1999, where he concentrated on civil rights law and policy.

Mr. Jeffries's qualifications to serve as a trustee include his extensive experience in senior management and as a director in various businesses and leadership roles across education, politics, and law.

Name:	Athanassios Diplas
Age:	60
Business Address:	39 Dale Drive, Chatham, New Jersey 07928
Residence Address:	39 Dale Drive, Chatham, New Jersey 07928
Principal Occupation:	Retired

Athanassios Diplas served as the Principal of Diplas Advisors, LLC, a derivatives advisory company that provided expert advice on derivatives-related issues to financial institutions and law firms, from 2012 to 2017. During this time, he also served as a Senior Advisor to the Board of Directors of the International Swaps and Derivatives Association ("ISDA") from 2012 to 2014. Previously, Dr. Diplas worked for Deutsche Bank, AG, where he served as Managing Director and Global Head of System Risk Management from 2010 to 2012; Managing Director, Global Head of Counterparty Portfolio Management Group in 2009; and Managing Director, Chief Risk Officer, and Deputy Chief Operating Officer for Global Credit Trading from 2003 to 2008. Prior to Deutsche Bank, AG, Dr. Diplas served as Vice President of Credit Derivatives at Goldman, Sachs & Co. from 1997 to 2003. From 1993 to 1995, Dr. Diplas was a Postdoctoral Research Physicist at the Center for Astrophysics & Space Sciences of the University of California, San Diego ("UCSD"). Prior to UCSD, Dr. Diplas served in the Department of Astronomy at the University of Wisconsin-Madison ("UW-Madison") as an Assistant Scientist from 1992 to 1993 and both a Research Assistant and a Teaching Assistant from 1986 to 1992.

Previously, Dr. Diplas served on the board of BioMech Holdings LLC from 2022 to 2024; as the Co-Chair of the ISDA Industry Governance Committee and Credit Steering Committee from 2008 to 2012; a Member of the Consultative Working Group of the European Securities and Markets Authority Secondary Markets Standing Committee from 2012 to 2014; a Board Member of ICE Clear Credit CCP from 2009 to 2013; and a Risk Committee participant for two CDS CCPs from 2009 to 2012.

In 2024, Dr. Diplas was nominated by Saba for election to the board of trustees of BlackRock Science and Technology Term Trust, BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust and BlackRock MuniYield Pennsylvania Quality Fund, in connection with the respective 2024 annual shareholder meetings of such funds.

Dr. Diplas co-invented and is one of the patent holders of the credit default swap auction settlement process within ISDA (US Patent #8,078,521 B1) and led the industry effort for the development of Standard Initial Margin Model (SIMM, US Patent Application #15/143347) for uncleared transactions across all asset classes. He also co-led the related implementation effort of the Working Group on Margin Requirements, an initiative jointly run by the Basel Committee on Banking Supervision and the International Organization of Securities Commissions.

Dr. Diplas received a B.S. with distinction in physics from Aristotle University of Thessaloniki in 1986; an M.S. and a Ph.D. in Astronomy from UW-Madison in 1988 and 1992, respectively; and an M.B.A. from The Wharton School at the University of Pennsylvania in 1997.

Dr. Diplas's qualifications to serve as a trustee include his 20 years in the financial services industry with a focus on derivatives, risk, and credit investing as well as his pivotal role in safeguarding markets through industry-wide committee work both in the United States and in Europe.

ANNEX B

Information about the Class II Holdover Nominees

Name:	David Littlewood
Age:	58
Business Address:	925 Sandfly Lane, Vero Beach, FL 32963
Residence Address:	925 Sandfly Lane, Vero Beach, FL 32963
Principal Occupation:	Retired

David Littlewood was previously the co-founder and CEO of ASL Capital Markets Inc ("ASL"), a minority-owned, self-clearing, government securities broker-dealer, from August 2017 to June 2022. ASL was added to the list of Federal Reserve Bank of New York primary dealers effective April 4, 2022. ASL is a broker-dealer focused on the trading and financing of US government securities. ASL provides its trading and securities financing services to global institutional investors. As a self-clearing firm, ASL is a full netting member of the Fixed Income Clearing Corporation and has a settlement account with the Bank of New York Mellon.

Previously, Mr. Littlewood was the CEO of Cairn Capital North America Inc., an SEC Registered Investment Advisor, from 2011 to 2018 where he was responsible for all asset management, advisory and restructuring activities of the company. Mr. Littlewood was also the co-founder, Executive Director, and a member of the Executive Management Committee of Cairn Capital Limited ("Cairn"), an FCA Registered Investment Advisor based in London, from 2004 to 2018. Cairn is a specialist alternative credit asset management and advisory firm with $4.5 billion of assets under management. In 2015 Mr. Littlewood and his co-founders sold a majority stake in Cairn to Mediobanca S.p.A. Prior to co-founding Cairn in 2004, Mr. Littlewood was Global Head of Structured Credit Products at the Royal Bank of Scotland plc ("RBS"), which he originally joined in 1995 as the Head of Structured Products and Financial Engineering with a specialty in all types of derivative products including cross currency swaps, FX, inflation swaps and equity-linked products. He was responsible for overseeing all structured derivative products for both the bank's customers and the internal finance units of the bank, including project finance, infrastructure finance, acquisition finance and leasing. He was also responsible for tax-based finance. Prior to joining the RBS, Mr. Littlewood was a Director and Head of Structuring at Hambros Bank from 1994 to 1995, where he specialized in tax-advantaged real estate, fixed-income and derivative-based transactions. Prior to joining Hambros Bank, Mr. Littlewood worked at Summit Corporate Finance Limited from 1990 to 1994 and Andersen Consulting from 1987 to 1990.

In 2024, Mr. Littlewood was nominated by Saba for election to the board of trustees of BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust, and BlackRock MuniYield Pennsylvania Quality Fund, in connection with the respective 2024 annual shareholder meetings of such funds.

Mr. Littlewood graduated from the University of Bristol, UK in 1987 with a first-class honors degree in Chemistry. Mr. Littlewood holds the FINRA Series 17, 24, 63, 66 and 99 licenses. Mr. Littlewood is also registered with the UK Financial Conduct Authority with the CF1 (Director) and CF30 (Customer) controlled functions.

Mr. Littlewood's qualifications to serve as a trustee include his prolific experience in the financial services industry and leadership roles across various financial companies over the past 30 years.

Name:	David Locala
Age:	58
Business Address:	3270 Lyon Street, San Francisco, CA 94123
Residence Address:	3270 Lyon Street, San Francisco, CA 94123
Principal Occupation:	Retired

David Locala has more than 30 years of experience working at global companies in the financial services industry. Mr. Locala served as Managing Director and Global Head of Technology M&A at Citigroup Global Markets Inc., a global investment bank, from 2015 to 2022. Previously, Mr. Locala served as Managing Director and Co-head of Technology M&A at Deutsche Bank, a global investment bank, from 2005 to 2015.

Prior to joining Deutsche Bank, Mr. Locala served as a Managing Director at Lazard, a global mergers and acquisitions advisory firm from 1998 to 2005, and earlier in his career worked at Montgomery Securities from 1995 to 1998 and at Morgan Stanley from 1989 to 1993 in New York and Hong Kong.

In 2024, Mr. Locala was nominated by Saba for election to the board of trustees of BlackRock Science and Technology Term Trust, BlackRock Health Sciences Term Trust, BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust, and BlackRock MuniYield Pennsylvania Quality Fund, in connection with the respective 2024 annual shareholder meetings of such funds.

Mr. Locala earned a Bachelor of Science in Commerce with a concentration in Finance from the University of Virginia in 1989, and a Master's in Business Administration from Harvard Business School in 1995.

Mr. Locala's qualifications to serve as a trustee include his decades of experience working with companies in the technology sector, his leadership and extensive experience in the financial services industry, and his knowledge of financial matters.

ANNEX C

Information about the Class I Holdover Nominees

Name:	Jennifer Raab
Age:	68
Business Address:	619 WEST 54th Street, 3rd Floor, New York, NY 10019
Residence Address:	4646 Grosvenor Avenue Bronx, New York 10471
Principal Occupation:	See below

Jennifer Raab has served as the President and Chief Executive Officer of the New York Stem Cell Foundation, one of the world's leading nonprofit organizations dedicated to accelerating cures for major diseases through stem cell research, since 2024. Ms. Raab is also the President Emerita of Hunter College, where she served as President from 2001 to 2023. Previously, Ms. Raab served as Chairman and Commissioner of the New York City Landmarks Preservation Commission from 1994 to 2001. From 1990 to 1994, Ms. Raab was a Litigation Associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP. Prior to Paul, Weiss, Ms. Raab was a Litigation Associate at Cravath, Swaine & Moore LLP from 1985 to 1990. From 1981 to 1982, Ms. Raab served as Director of Public Affairs for the New York City Planning Commission. Ms. Raab also served as Special Projects Manager for the South Bronx Development Organization from 1979 to 1981.

Ms. Raab served on the boards of directors of Compuware Corporation from January 2013 to December 2015, One to World Foundation from 2014 to 2017, The After School Corporation from 2000 to 2017, and the United Way of New York from 2013 to 2016. Ms. Raab has also served as a member of the Advisory Boards of the National Institute of Social Sciences in 2022 and Women.NYC from 2019 to present.

Ms. Raab has served as a member of The Council on Foreign Relations since January 2006, the Steering Committee for the Association for a Better New York since January 2002, the New York Building Congress since January 2009, and The Economic Club of New York since December 2011.

In 2024, Ms. Raab was nominated by Saba for election to the board of trustees of BlackRock New York Municipal Income Trust, BlackRock Innovation and Growth Term Trust, BlackRock Capital Allocation Term Trust, BlackRock ESG Capital Allocation Term Trust, BlackRock MuniYield New York Quality Fund, Inc., BlackRock MuniYield Pennsylvania Quality Fund and BlackRock MuniHoldings New York Quality Fund, Inc., in connection with the respective 2024 annual shareholder meetings of such funds.

Her work has garnered many awards and accolades, including election in 2016 to the American Academy of Arts and Sciences. In 2022, she earned the Gold Honor Medal for distinguished service to society and humanity from the National Institute of Social Sciences. Ms. Raab has received additional honors from organizations including the Martina Arroyo Foundation, Albany Law School, United Way of New York City, and the Kennedy Child Study Center.

Ms. Raab received a B.A. with distinction in all subjects from Cornell University in 1977, an M.P.A. from the Woodrow Wilson School of Public and International Affairs at Princeton University in 1979, and a J.D. cum laude from Harvard Law School in 1985.

Ms. Raab's qualifications to serve as a trustee include her extensive experience in senior management and leadership roles across various institutions and businesses across multiple industries.

Name:	Thomas H. McGlade
Age:	65
Business Address:	11917 Kiowa Ave, Los Angeles, CA 90049
Residence Address:	11917 Kiowa Ave, Los Angeles, CA 90049
Principal Occupation:	See below

Thomas H. McGlade is currently a private investor and business management consultant, since 2015. Mr. McGlade previously served, from 2008 until 2014, as a partner and Head of the U.S. Office at Prologue Capital Inc., a prominent hedge fund. During his time at Prologue Capital, Mr. McGlade oversaw significant aspects of fund business management and also acted as a portfolio manager. Prior to Prologue Capital, Mr. McGlade served as Managing Director of RBS Securities Inc. (f/k/a RBS Greenwich Capital), a broker dealer and major investment bank, from 1993 until 2008, where he was head trader for long duration U.S. Treasury bonds on the primary dealership desk of the liquid products group. During his tenure at RBS Greenwich Capital, Mr. McGlade specialized in relative value and arbitrage opportunities in U.S. Treasuries, futures and derivatives. Prior to that, from 1986 until 1993, Mr. McGlade served as a vice president at companies in the real estate development sector.

In addition to executive experience, Mr. McGlade served as a member on the Boards of Directors of Prologue Capital's legal entities, including Prologue G.P. Ltd., Prologue Capital U.S. General Partner LLC, and Prologue Feeder Fund Ltd. from 2011 to 2014. Mr. McGlade formerly served as a member of the Board of Directors of New Canaan Country School Board, a non-profit educational institution, and as member of the board of San Miguel Education Foundation, a non-profit which provides education and cultural resources to Colorado communities.

Mr. McGlade earned a BA in Economics from Duke University in 1982.

Mr. McGlade's qualifications to serve as a trustee include his extensive market expertise in fixed income derivatives, leveraged trading, value-at-risk based risk management, securities financing and portfolio valuation and macroeconomics, along with his business management expertise in investor relations and business development, investment analysis, financial risk management and valuation.

Name:	Elizabeth Groo
Age:	52
Business Address:	715 Grand Street, Hoboken, NJ 07030
Residence Address:	715 Grand Street, Hoboken, NJ 07030
Principal Occupation:	See below

Elizabeth Groo currently provides strategy & management consulting services through All Court Advisory LLC, which she founded in 2025.  Ms. Groo has served as an Entrepreneur-in-Residence at the ClimateTech Expertise Network, a program providing mentorship to climate tech start-ups, since 2024.

Previously, Ms. Groo served in various leadership positions at Citibank from 2010 to 2024, including as Managing Director & Global Head of Loan Portfolio Advisory & Sustainability from 2019 until 2024. Prior to joining Citibank, Ms. Groo served as Executive Director, Portfolio Management & Credit Trading, at WestLB from 2008 to 2010 and Director, Loan Trading from 2004 to 2008. In addition, Ms. Groo held various positions at leading financial institutions, including UBS, Salomon Smith Barney, Morgan Stanley, and CDC Securities, from 1994 to 2003.

Ms. Groo served as a member of the board of directors of International Association of Credit Portfolio Managers (IACPM), an industry association established to further the practice of credit exposure management, from 2020 to 2024. Ms. Groo also served as a Trustee for the Stevens Cooperative School from 2011 to 2017.

Ms. Groo earned a Master of Business Administration from The Wharton School, University of Pennsylvania, in 1999, and a Bachelor of Arts from the University of Rhode Island, in 1994. In addition, she has been a CFA Charterholder since 2005.

Ms. Groo's qualifications to serve as a trustee include her decades of experience in the financial services industry, including in various leadership roles across premier financial institutions.

ANNEX D

Written and Signed Consent of Each Nominee

[See attached]

D-1

ANNEX E

Information about the Participants and Certain Other Parties

The Participants may be deemed to beneficially own, in the aggregate, 28,552,727 Common Shares (including 1,030 Common Shares held in record name by the Record Holder). The Record Holder and any persons or entities who may be deemed to be Shareholder Associated Persons or Proposed Nominee Associated Persons may be deemed to beneficially own, in the aggregate, 28,552,727 Common Shares (including 1,030 Common Shares held in record name by the Record Holder). Share ownership is reported as of the close of business on February 24, 2025.

Of the 28,552,727 Common Shares owned in the aggregate by the Participants, and any Shareholder Associated Persons or Proposed Nominee Associated Persons, such Common Shares may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act as used throughout this Annex E) as follows: (a) 28,552,727 Common Shares may be deemed to be beneficially owned by Saba Capital Management, L.P., a Delaware limited partnership ("Saba Capital") by virtue of its status as the investment manager of various funds and accounts, including the Saba Funds (as defined below, and such funds and accounts, the "Saba Entities"); (b) 28,552,727 Common Shares may be deemed to be beneficially owned by Saba Capital Management GP, LLC, a Delaware limited liability company ("Saba Management") by virtue of its status as the general partner to Saba Capital; and (c) 28,552,727 Common Shares may be deemed to be beneficially owned by Boaz R. Weinstein, a United States citizen ("Mr. Weinstein" and together with Saba Capital, the Saba Entities and Saba Management, "Saba") by virtue of his status as the Managing Member of Saba Management. Each of Saba Capital, Saba Management, Mr. Weinstein and the Saba Entities may be deemed to be a Shareholder Associated Person. Of the 28,552,727 Common Shares held in the aggregate by the Saba Entities: (a) 3,091,592 Common Shares are directly held by the Record Holder; (b) 3,037,943 Common Shares are directly held by Saba Capital Bluebird Fund, Ltd., ("BLUE"); (c) 2,828,725 Common Shares are directly held by Saba Capital Carry Neutral Tail Hedge Master Fund, Ltd. ("CN"); (d) 342,587 Common Shares are directly held by Saba Capital W Fund, Ltd. ("SABA W"); (e) 2,884,705 Common Shares are directly held by Saba Capital R Fund, Ltd. ("SABA R"); (f) 410,267 Common Shares are directly held by Saba Capital Income & Opportunities Fund ("BRW"); (g) 121,074 Common Shares are directly held by Saba Income & Opportunities Fund II ("SABAINCII"); (h) 580,112 Common Shares are directly held by Saba Capital CEF Opportunities 1, Ltd. ("CEF1"); (i) 3,037,943 Common Shares are directly held by Saba Capital CEF Opportunities 2, Ltd. ("CEF2"); (j) 166,425 Common Shares are directly held by Saba Capital CEF Opportunities 3, Ltd. ("CEF3"); (k) 2,937,277 Common Shares are directly held by Saba Capital CEF Special Opportunities Master Fund 1, Ltd. ("CEFSOF"); (l) 2,553,427 Common Shares are directly held by Saba Capital Matador Fund, Ltd. ("SABAM"); (m) 2,048,168 Common Shares are directly held by Saba Capital Closed-End Funds ETF ("ETF"); (n) 1,474,539 Common Shares are directly held by Saba separately managed accounts ("SMA"); and (o) 3,037,943 Common Shares are directly held by Saba Capital Arcadia Master Fund, Ltd. ("ARCADIA," and together with BLUE, CN, SABA W, SABA R, BRW, SABAINCII, CEF1, CEF2, CEF3, CEFSOF, SABAM, ETF and SMA, the "Saba Funds").

As of the date of this Notice, none of the Nominees "beneficially owns" (as used in this sentence, in accordance with either Rule 13d-3 or Rule 16a-1 of the Exchange Act) or owns of record, either directly or indirectly, any Common Shares or any other securities of the Fund.

E-1

The Record Holder notes that Mr. Locala may be deemed to own, in the aggregate, as a trustee of a family trust, approximately $1,535,895 in total share value across the following iShares ETFs: ITOT, IXUS, IUSB, IUSG, IJH, SUB, MUB, IEMG, IEUR, SGOV, IPAC, EWC, CMF, USRT, EPOL and INDA; such holdings include >$120,000 in each of SGOV, ITOT, IXUS and IEMG.

The Record Holder notes that Ms. Raab may be deemed to own 464.6 shares of BRHYX (valued at approximately $3,327) and 163.4 shares of BFRKX (valued at approximately $1,577).

The Record Holder notes that Ms. Groo may be deemed to own through personal accounts, retirement accounts and joint accounts with her spouse, in the aggregate, approximately $2,140,000 in total share value in the following iShares ETFs and other BlackRock funds: IVV, IXC, OEF, IVW, EFG, EFV, ESGU, QUAL, HEFA, DYNF, MUB, TLH, IEMG, EMXC, IVE, MTUM, IFRA, IYW, IUSB, TLT, IAU, EEM, IEFA, IJH, IWM, BSPIX, IJJ, IWV and MAIIX (such holdings include >$120,000 in BSPIX, IVV, MAIIX, IJJ and EEM). In addition to any joint beneficial interest he may be deemed to have in the holdings disclosed in the immediately preceding sentence (such amount approximately $190,000), Ms. Groo's spouse may be deemed to own through personal accounts and retirement accounts, in the aggregate, approximately $350,000 in total share value in the following iShares ETFs and other BlackRock funds: HCIII, ITOT, IDEV, EFV, IVV, EEM and IWM (such holdings include >$120,000 in ITOT).

The principal business of the Record Holder is to hold securities. The principal business of Mr. Weinstein is investment management and serving as the Managing Member of Saba Management and other affiliated entities. The principal business of Saba Management is to serve as general partner of Saba Capital. The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of the Saba Entities is to invest in securities. The principal business address of each of the Record Holder, Mr. Weinstein, Saba Management, Saba Capital, the Saba Entities and any persons who may be deemed to be Shareholder Associated Persons is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174.

Information on the principal occupation, name, age, business address and residence address of each of the Nominees is set forth in Annex A, Annex B and Annex C.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker's call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis. During the time in which the Common Shares have been held in such margin accounts, the Saba Entities have retained the right to vote or dispose of the Common Shares.

E-2

ANNEX F

Transaction History of the Participants and any Shareholder Associated Persons in the Fund Securities, including Common Shares

The following transaction history shows those trades of the Participants and any Shareholder Associated Persons in securities of the Fund within the past two years. Except as otherwise noted in this Annex F, all transactions were effected in the open market.

Effected by Saba Capital, in its capacity as investment manager of the Saba Funds, Saba Management by virtue of its status as the general partner to Saba Capital and Mr. Weinstein, by virtue of his status as the Managing Member of Saba Management

[See attached]

F-1

ANNEX G

Form of Nominee Agreement

Saba Capital Management, L.P.

405 Lexington Avenue, 58th Floor

New York, NY 10174

[Date]

Private & Confidential

[Mr./Ms. Nominee]

[Address Line 1]

[Address Line 2]

Dear [Mr./Ms. Nominee]:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") of an affiliate of Saba Capital Management, L.P. (the "Nominating Party"), to stand for election as a trustee of BlackRock ESG Capital Allocation Term Trust (the "Fund"), in connection with a proxy solicitation (the "Proxy Solicitation") to be conducted by the undersigned and certain other parties in respect of the 2025 annual meeting of shareholders of the Fund expected to be held on or about July 2025 (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the "Annual Meeting") or appointment or election by other means. You further agree to serve as a trustee of the Fund if so elected or appointed. The undersigned agrees to pay all of the costs arising from the Proxy Solicitation (the "Proxy Related Costs"). For the avoidance of doubt, the undersigned shall not be obligated to pay any costs in connection with your role as a trustee of the Fund.

You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate and, if elected or appointed, as a trustee of the Fund if such nominee later changes [his/her] mind and determines not to serve on the Slate or, if elected or appointed, as a trustee of the Fund. Accordingly, the undersigned is relying upon your agreement to serve on the Slate and, if elected or appointed, as a trustee of the Fund. In that regard, you may be supplied with a questionnaire by the Fund containing a variety of questions related to your nomination that must be completed along with representations regarding your independence and compliance with Fund guidelines (the "Fund Questionnaire"). You will also be supplied with a questionnaire by the Nominating Party (the "Internal Questionnaire" and together with the Fund Questionnaire, the "Questionnaires") in which you will provide the undersigned with information necessary for the Nominating Party to use in creating the proxy solicitation materials to be sent to shareholders of the Fund and filed with the Securities and Exchange Commission in connection with the Proxy Solicitation.

You agree that (i) you will promptly complete and sign the Questionnaire, and return a copy either to the person indicated in the Questionnaire or the individual who sends you the Questionnaire; (ii) your responses in the Questionnaire will be true, complete, and correct in all respects; and (iii) you will provide any additional information as may be reasonably requested by the undersigned. In addition, you agree that, concurrently with your execution of this letter, you will execute and return to the person indicated in the Questionnaire the attached instrument confirming that you consent to being nominated for election as a trustee of the Fund and, if elected or appointed, consent to serving as a trustee of the Fund. Upon being notified that we have chosen you, we may forward your consent and your completed Questionnaire (or summary thereof) to the Fund, and we may at any time, in our discretion, disclose such information, as well as the existence and contents of this letter. [Notwithstanding the foregoing, such information shall exclude your personal financial information except to the extent necessary either pursuant to any legal, regulatory, or similar obligations or in response to any questionnaire provided by any of the Funds.]4 Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you, and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith. You agree that the undersigned may use your name in any statement, filing, or other communication to the extent required by law or that is in accordance with applicable law and is reasonably required in connection with the Proxy Solicitation (including, without limitation, in its notice of nominations to the Fund, its proxy statement, and its proxy card in connection with the Proxy Solicitation).

4 The bracketed language was not present in all of the Nominee Agreements.

You further agree that you will neither agree to serve nor agree to be nominated to stand for election by the Fund or any other shareholder of the Fund (other than the undersigned), as a trustee of the Fund without the prior approval of the undersigned.

In consideration of your agreement to serve on the Slate, in addition to the Proxy Related Costs, the undersigned, solely on behalf of the private funds and accounts that hold shares of the Fund (excluding, for the avoidance of doubt, any registered investment company advised by the Nominating Party), agree (severally but not jointly) that the undersigned will defend, indemnify, and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses, and disbursements (including, without limitation, attorneys' fees, costs, expenses, and disbursements) ("Losses") incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit, or proceeding, and any appeal thereof, (i) relating, solely, to your role as a nominee for trustee of the Fund on the Slate, or (ii) otherwise arising from or in connection with or relating to the Proxy Solicitation. For the avoidance of doubt, the undersigned, solely on behalf of the funds and accounts that hold shares of the Fund, shall not be obligated to indemnify, defend, or hold you harmless from and against any Losses based upon, relating to, arising from, or in connection with your service as a trustee of the Fund. Your right of indemnification hereunder shall continue after the Annual Meeting has taken place but only for events that occurred prior to the Annual Meeting and subsequent to the date hereof that are based upon, relating to, arising from, or in connection with the Proxy Solicitation. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any actions taken by you or on your behalf that occur (i) from the time you were first contacted by the undersigned up to and before the date hereof; (ii) subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate; or (iii) while a trustee of the Fund, if you are elected or appointed. The indemnification to which you are entitled shall be reduced to the extent, if any, that the claim for indemnification is impacted by you (i) having been found [by a court]5 to have engaged in a violation of any provision of state or federal law in connection with the Proxy Solicitation, unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed either to be in or not opposed to the best interests of electing the Slate; (ii) having acted in a manner that constitutes gross negligence, bad faith, fraud, willful misconduct, intentional and material violations of law, criminal actions, or breach of the terms of this letter agreement; or (iii) having provided false or misleading information, or omitted material information, either in the Questionnaire or otherwise in connection with the Proxy Solicitation. You shall promptly notify the undersigned in writing in the event of any third-party claims actually made against you or known by you to be threatened if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, the undersigned shall promptly assume control of the defense of such claim with counsel chosen by the undersigned. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. The undersigned may not enter into any settlement of any claim without your consent unless such settlement includes (i) no admission of liability or guilt by you and (ii) an unconditional release of you from any and all liability or obligation in respect of such claim.

5 The bracketed language was not present in all of the Nominee Agreements.

Each of us recognizes that, should you be elected or appointed to the board of trustees of the Fund, all of your activities and decisions as a trustee will be governed by applicable law and subject to your fiduciary duties to the Fund and to the shareholders of the Fund and, as a result, that there is, and can be, no agreement between you and the undersigned that governs the decisions which you will make as a trustee of the Fund.

This letter agreement shall automatically terminate on the earliest to occur of (i) the conclusion of the Annual Meeting (regardless of the outcome) for the Fund; (ii) your election or appointment to the board of trustees of the Fund; or (iii) our communication to you of either our intent not to proceed with the Proxy Solicitation, not to include you in the Slate, or to no longer include you in the Slate[; provided, however, that the indemnification that you are entitled to under this letter agreement shall continue until the earlier to occur of either clause (i) or (ii) of this sentence.]6

This letter agreement sets forth the entire agreement between the undersigned and you as to the subject matter contained herein, and cannot be amended, modified, or terminated except by a writing executed by the undersigned and you. This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. This letter may be signed in counterparts each one of which is considered an original, but all of which constitute one and the same instrument.

Each of us hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this letter, and waives any objection to the laying of venue of any litigation arising out of this letter in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

6 The bracketed language was not present in all of the Nominee Agreements.

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Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

SABA CAPITAL MANAGEMENT, L.P.

By:________________________________________

 Name:  Michael D'Angelo

 Title:    General Counsel

Agreed to and accepted as

of the date first written above:

By:  ___________________________

Name:  [Nominee]